UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 28, 2015
 Landmark Apartment Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-52612	20-3975609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4901 Dickens Road, Suite 101 Richmond, Virginia 23230	33607
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (804) 237-1335
Former name or former address, if changed since last report:
3505 E. Frontage Road, Suite 150
Tampa, Florida 33607

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On May 28, 2015, the Company consummated the sale (the "Sale") of its property known as Landmark at Magnolia Glen (the "Property"). The Company originally acquired the Property on October 19, 2012, pursuant to an Interest Contribution Agreement by and among the Company, Elco Landmark Residential Management, LLC (“ELRM”), Elco Landmark at Birmingham Management, LLC, Legacy Galleria LLC ("Legacy") and certain other parties named therein. In connection with the original acquisition of the Property, the Company entered into tax protection agreements with certain of the investors who contributed their interests in the Property in exchange for limited partnership interests ("OP Units") in Landmark Apartment Trust Holdings, LP at the closing of the acquisition.
In connection with the Sale, the Company entered into (i) an Amendment, Waiver and Termination of Tax Protection Agreement (the "Amendment") and (ii) Tax Protection Agreement (the "New TPA"), with Elco North America Inc. ("ENA"), an entity affiliated with Messrs. Israeli and Salkind, two members of our board of directors, and certain other parties named therein (the "Tax Protected Partners"). Pursuant to the Amendment (i) the Tax Protected Partners waived any tax protection payments they were entitled to in connection with the Sale, (ii) the Company entered into the New TPA to provide tax protection on other specified properties as set forth therein in an aggregate amount that was equivalent to the tax protection that such Tax Protected Partners were entitled to in connection with the Property, and (iii) the Company used approximately $5.1 million from the net proceeds of the Sale to pay in full the outstanding principal and interest on that certain Subordinated Promissory Note dated March 14, 2013 issued to Elco Landmark Residential Holdings II, LLC, an affiliate of ENA.
In connection with the Sale, the Company also entered into an Amendment, Waiver and Termination of Tax Protection Agreement with Legacy (the "Legacy Amendment"). Pursuant to the Legacy Amendment, (i) Legacy waived any tax protection payments it may be entitled to in connection with the Sale, (ii) the Company used approximately $501,000 from the net proceeds from the Sale to pay in full the outstanding principal and interest on that certain Subordinated Promissory Note dated October 19, 2012 issued to Legacy, and (iii) the Company used approximately $10.9 million from the net proceeds of the Sale to redeem 1,340,966 OP Units at a price of $8.15 per OP Unit.
The foregoing summary description of the material terms of each of the Amendment, the New TPA and the Legacy Amendment, is qualified in its entirety by the actual terms of the agreements, copies of which are filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders.
On May 28, 2015, Landmark Apartment Trust, Inc. (the "Company") held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted: (i) to elect nine directors, each to hold office for a one-year term expiring at the 2016 Annual Meeting of Stockholders and until his or her successor is duly elected and qualifies, and (ii) to approve, on a non-binding advisory basis, the compensation paid to the named executive officers of the Company (the "say-on-pay proposal"). The two proposals are described in detail in the Company’s definitive proxy statement, dated April 23, 2015, as filed on Schedule 14A on April 23, 2015.

As of April 13, 2015, the record date established for voting on the matters set forth above, there were 25,702,450 shares of common stock and 27,848,652 shares of preferred stock outstanding.

With respect to the election of seven of the nine directors and the say-on-pay proposal, the holders of common stock and preferred stock voted together as a single class. The Company's charter, as amended, provides for an upward adjustment to the number of shares of preferred stock deemed outstanding when holders of preferred stock vote together as a single class with holders of common stock. Therefore, with respect to the election of seven of the nine directors and the say-on-pay proposal, there were 78,211,812 shares of voting stock deemed outstanding. A quorum of 62,333,213 shares of voting stock were present at the meeting in person or by proxy.

With respect to the election of the remaining two directors, Messrs. Karl Frey and Michael Nash, only the holders of preferred stock are entitled to vote with respect thereto and each such holder was entitled to one vote for each share of preferred stock held by such holder. Therefore, with respect to the election of the remaining two directors, there were 27,848,652 shares of preferred stock deemed outstanding, all of which were present at the meeting in person or by proxy.

Proposal No. 1 – To elect nine directors, each to hold office for a one-year term expiring at the 2016 Annual Meeting of Stockholders and until his or her successor is duly elected and qualifies.
Each of the nine director nominees were elected by our stockholders by the requisite vote for approval, and the voting results are set forth below:

Seven Board Nominees

The voting on Proposal 1, with respect to the seven nominees to be voted upon by holders of preferred stock and common stock voting together as a single class, is as follows:

Name of Director	For	Withheld
Stanley J. Olander, Jr.	61,873,118	460,095
Glenn W. Bunting, Jr.	61,880,001	453,212
Ronald. D. Gaither	61,882,304	450,909
Avi Israeli	61,857,590	475,623
Edward M. Kobel	61,876,239	456,974
Michael Salkind	61,883,078	450,135
Howard Silver	61,875,713	457,500

Two Board Nominees

The voting on Proposal 1, with respect to the two nominees to be voted upon by holders of preferred stock as a separate class, is as follows:

Name of Director	For	Withheld
Karl Frey	27,848,652	—
Michael Nash	27,848,652	—
No broker non-votes were cast in the election of the Company’s directors.
Proposal No. 2 – Advisory Vote on Named Executive Officer Compensation.

The holders of common stock and preferred stock voted together as a single class upon this matter. The voting results for this non-binding advisory resolution are set forth below:

For	Against	Abstentions
61,083,902	727,704	521,607

No broker non-votes were cast in the vote regarding the non-binding advisory resolution approving the compensation of our named executive officers.
Item 9.01. Exhibits and Financial Statements.
In reviewing the agreements included as exhibits to this Current Report on Form 8-K, please remember they are included to provide information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. The agreements contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.
Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this Current Report and the Company’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.
d. Exhibits:

Exhibit Number	Description
10.1
Amendment, Waiver, and Termination of Tax Protection Agreement dated as of May 28, 2015 by and among Landmark Apartment Trust, Inc., Landmark Apartment Trust Holdings, LP, Elco North America Inc., and certain other parties named therein.

10.2	Tax Protection Agreement dated as of May 28, 2015 by and among Landmark Apartment Trust, Inc., Landmark Apartment Trust Holdings, LP, Elco North America Inc. and certain other parties named therein.
10.3	Amendment, Waiver, and Termination of Tax Protection Agreement dated as of May 28, 2015 by and among Landmark Apartment Trust, Inc., Landmark Apartment Trust Holdings, LP, and Legacy Galleria LLC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 3, 2015	Landmark Apartment Trust, Inc.

	By:	/s/ Anthony E. Szydlowski
	Name:	Anthony E. Szydlowski
	Title:	EVP, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1
Amendment, Waiver, and Termination of Tax Protection Agreement dated as of May 28, 2015 by and among Landmark Apartment Trust, Inc., Landmark Apartment Trust Holdings, LP, Elco North America Inc., and certain other parties named therein.

10.2	Tax Protection Agreement dated as of May 28, 2015 by and among Landmark Apartment Trust, Inc., Landmark Apartment Trust Holdings, LP, Elco North America Inc. and certain other parties named therein.
10.3	Amendment, Waiver, and Termination of Tax Protection Agreement dated as of May 28, 2015 by and among Landmark Apartment Trust, Inc., Landmark Apartment Trust Holdings, LP, and Legacy Galleria LLC.